EXHIBIT 10.10





                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                    DBL AIRPORT VALLEY LIMITED PARTNERSHIP,
                         AN ARIZONA LIMITED PARTNERSHIP
                                   AS SELLER
                                      AND
                              PACIFICA COMPANIES,
                            A CALIFORNIA CORPORATION
                                  AS PURCHASER
                                  RELATING TO
                               BEST WESTERN HOTEL
                111 SOUTH LA CANADA ROAD, GREEN VALLEY, ARIZONA


                               TABLE OF CONTENTS
                                                                         Page
ARTICLE 1  DEFINED TERMS                                                    1
ARTICLE 2  PURCHASE AND SALE OF PROPERTY                                    4
ARTICLE 3  PURCHASE PRICE & DEPOSIT                                         5
ARTICLE 4  FINANCING                                                        5
ARTICLE 5  FEASIBILITY PERIOD                                               6
ARTICLE 6  TITLE                                                            9
ARTICLE 7  CLOSING                                                         11
ARTICLE 8  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
           PURCHASER                                                       16
ARTICLE 9  CONDITIONS PRECEDENT TO CLOSING                                 20
ARTICLE 10 BROKERAGE                                                       21
ARTICLE 11 POSSESSION                                                      21
ARTICLE 12 DEFAULTS AND REMEDIES                                           21
ARTICLE 13 RISK OF LOSS OR CASUALTY                                        22
ARTICLE 14 RATIFICATION                                                    22
ARTICLE 15 EMINENT DOMAIN                                                  22
ARTICLE 16 MISCELLANEOUS                                                   23


                                PURCHASE AND SALE CONTRACT

     THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of ___________, 1999 (the "Effective Date") by and among DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership ("Seller") and PACIFICA COMPANIES, a California corporation, having a principal address at 1785 Hancock Street, Suite 100, San Diego, California 92110 ("Purchaser").

     NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

RECITALS

R-1. Seller holds legal title to a parcel of real estate located in Pima County, Arizona, on which certain improvements have been constructed, which is commonly known as the Best Western Hotel in Green Valley, Arizona.
R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as defined in this Purchase Contract) the Property will be conveyed to Purchaser;
R-3. Purchaser has agreed to pay to Seller the Purchase Price (as defined herein) for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.
R-4. Purchaser has made such investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser has deemed necessary and desirable, has approved the same in all respects, subject only to the representations, warranties and covenants set forth in this Purchase Contract and does hereby agree to consummate the transactions contemplated by this Purchase Contract as set forth below.

                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Defined Terms. Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.
1.1.1     "ASSIGNMENT" shall have the meaning ascribed thereto in Section
     7.2.1.3.
1.1.2     "BILL OF SALE" shall have the meaning ascribed thereto in Section
     7.2.1.2.
1.1.3     "BROKER" shall have the meaning ascribed thereto in Section 10.1.
1.1.4 "BUSINESS DAY" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in Pima County, Arizona.
1.1.5 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.6 "CLOSING DATE" means the date which is forty-five (45) calendar days after expiration of the Feasibility Period.
1.1.7 "CLOSING STATEMENT" shall have the meaning ascribed thereto in Section 7.2.1.4.
1.1.8 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date, designated on Exhibit 1.1.4 attached hereto.
1.1.9     "CONSULTANTS" shall have the meaning ascribed thereto in Section 5.1.
1.1.10    "DEED" shall have the meaning ascribed thereto in Section 7.2.1.1.
1.1.11    "DEPOSIT" shall have the meaning ascribed thereto in Section 3.1.1.
1.1.12    "ESCROW AGENT" shall have the meaning ascribed thereto in Section
     3.1.1.
1.1.13 "PURCHASE CONTRACT" means this Purchase and Sale Contract by and between Seller and Purchaser.
1.1.14 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.14, if any, attached hereto.
1.1.15    "FEASIBILITY PERIOD" shall have the meaning ascribed thereto in
     Section 5.1.
1.1.16 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, inventory, automobiles and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.16 ("Excluded Fixtures and Tangible Personal Property").
1.1.17 "FRANCHISE AGREEMENT" means that certain Franchise Agreement, dated February 28, 1995, by and between Best Western International, Inc. ("Best Western Hotels") and Seller.
1.1.18 "LAND" means all of that certain tract of land located in Pima County, Arizona, commonly known as 111 South La Canada Road, Green Valley, Arizona, containing approximately 3.20 acres and more particularly described in
     Exhibit 1.1.18 attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.
1.1.19 "LIKE KIND EXCHANGE" AND "LIKE KIND EXCHANGE PROPERTY" shall have the meaning ascribed thereto in Section 16.18.
1.1.20 "LIQUOR LICENSE" means that certain liquor license issued by the Arizona Department of Liquor Licenses and Control, relating to the Property.
1.1.21    "NOTICE" shall have the meaning ascribed thereto in Section 16.6.
1.1.22 "PROPERTY" means the Land and Improvements described in the Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller issued to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets.
1.1.23 "PROPERTY CONTRACTS" means those purchase orders, maintenance, service, or utility contracts and similar contracts described on Exhibit 1.1.24.
1.1.24 "PRORATION PERIOD" shall have the meaning ascribed thereto in Section 7.1.4.
1.1.25 "IMPROVEMENTS" means all buildings and improvements located on the Land taken "as is" containing approximately 95,164 gross square feet of building area.
1.1.26 "MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property owned by Seller and assignable without consent of any third party required for transfer, excluding, however, (i) receivables, (ii) Property Contracts,
     (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items or
     (ix) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.
1.1.27 "PERMITS" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease, including without limitation, the Liquor License.
1.1.28 "PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of
     Section 6.2.
1.1.29 "PURCHASE PRICE" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property as described in Section 3.1.
1.1.30    "SURVEY" shall have the meaning ascribed thereto in Section 6.10.
1.1.31 "TENANT" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.
1.1.32 "TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.
1.1.33    "TITLE COMPANY" shall have the meaning ascribed thereto in Section
     3.1.1.
1.1.34    "TITLE INSURER" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Purchase and Sale. Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 Purchase Price. The total purchase price ("Purchase Price") for the Property shall be Three Million Three Hundred Thousand Dollars ($3,300,000.00), which shall be paid by Purchaser, as follows:
3.1.1 Deposit. On the date hereof, Purchaser shall deliver to Fidelity National Title Insurance Company, National Title Services, Bank of America Center, 700 Louisiana, Suite 2600, Houston, TX 77002, Attn: Ms. Lolly Avant, Vice President, National Closing Specialist ("Escrow Agent" or the "Title Company") a deposit in the sum of One Hundred Thousand Dollars ($100,000.00) in cash (the "Deposit"). Purchaser and Seller each approve the form of escrow instructions attached as Exhibit 3.1.1.
3.1.2 Investment of Deposit. The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.3 Application of Deposit. If the sale of the Property is closed by the Closing Date, monies held as the Deposit shall be applied to the Purchase Price (and paid over to the Seller) on the Closing Date. If the sale of the Property is not closed by the Closing Date owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the shallihaveaanybfurthernliabilityfhereunder,usubject,tonandeexceptpfory
     Purchaser's liability under Section 5.3.

                                   ARTICLE 4
                                   FINANCING

4.1 Financing. Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and acquisition of such funds shall not be a condition to Purchaser's obligations under this Purchase Contract.

                                   ARTICLE 5
                               FEASIBILITY PERIOD

5.1  Feasibility Period. Subject to the terms of section 5.3 below, for fifteen
     (15) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property and to investigate the Property:
5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).
5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.
5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.
5.1.4 To investigate the feasibility, prerequisites and costs associated with transfer of the Liquor License to Purchaser at Closing, including without limitation, investigation of acquisition of a temporary liquor licence operating permit for the Property.
5.1.5 To investigate feasibility, prerequisites and costs associated with transfer of the Franchise Agreement to Purchaser at Closing, including without limitation, consent of Best Western Hotels to such transfer.
5.2  Termination.  Should the results of any of the matters referred to in
     Section 5.1 above appear unsatisfactory to Purchaser for any reason, then Purchaser shall have the right, in Purchaser's absolute discretion, to terminate this Purchase Contract by giving Notice (as defined herein) to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent sahll return to Deposit to Purchaser. If Purchaser fails to provide Seller with Notice of cancellation prior to the end of the Feasibility Period, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be noncontingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5 and in ARTICLE 9.
5.3 Indemnity; Insurance. Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and the Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as loss payees or additional insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this section shall survive the Closing or termination of this section shall survive the Closing or termination of this Purchase Contract.
5.4 No Liens; Information: Purchaser shall not permit any mechanics or materialmans liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give written notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser.s attorneys and representatives, prospective lenders and engineers.
5.5  Seller's Delivery of Reports.  Unless otherwise specified below, within ten
     (10) days of the Effective Date, Seller shall deliver or make available to Purchaser at the Property, copies of the following items:
5.5.1 A current preliminary title report showing the condition of title on the Property, along with copies of all instruments reflected therein as exceptions to title (other than property taxes not yet due and/or pre-printed exceptions);
5.5.2     Any and all surveys, if any, in Seller's possession for the Property;
5.5.3 Not later than ten (10) days prior to expiration of the Feasibility; Period, an inventory of the Fixtures and Tangible Personal Property to be conveyed to Buyer hereunder;
5.5.4 a copy of the Franchise Agreement, including any and all modifications, supplements or amendments thereto;
5.5.5 Copies of the Commercial Leases, if any, including any and all modifications, supplements or amendments thereto;
5.5.6 Copies of the Property Contracts, including any and all modifications, supplements or amendments thereto;
5.5.7 Any and all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering logs, plans, audits, studies and reports, environmental logs, plans, audits, studies and reports, floor plans, and other plans, diagrams or studies of any kind in the possession of Seller;
5.5.8 Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and the tax year immediately preceding the Effective Date; and
5.5.9 Any and all operating statements (general ledger, payroll, reservations reports, and similar reports) for the period of Seller's ownership of the Property.
5.5.10 During the review period, Seller shall make available any other documents in its possession that are reasonably requested by Purchaser.

Seller makes no representation or warranty as to the truth, accuracy or completeness of the items or any other information provided by or on behalf of Seller to Buyer in connection with this Purchase Contract. Buyer acknowledges and agrees that all items and other such information are provided to Buyer as a convenience only and that any reliance on or use of such items or information shall be at the sole risk of Buyer.

                                   ARTICLE 6
                                     TITLE

6.1 Title Commitment. Seller shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by First American Title Insurance Company or other title insurance company which is licensed to do business in the jurisdiction in which the Property is located and approved in writing by Seller ("Title Insurer") for a standard coverage owner's title insurance policy, together with legible copies of all instruments identified as exceptions therein. Seller shall be solely responsible for all costs relating to procurement of the Title Commitment, and Purchaser shall be responsible for all costs of any title insurance purchased by Purchaser at the Closing. In the event the transaction described herein fails to close for any reason, Purchaser shall promptly return to Seller all preliminary title reports, title commitments and other documents relating to title of the Property.
6.2 Permitted Exceptions. Purchaser agrees to accept title to the Property and agrees that conveyance by the Deed (as defined herein) shall be subject to the following, all of which shall be deemed "Permitted Exceptions," and Purchaser agrees to accept the Deed and title to the Property subject thereto:
6.2.1 All exceptions shown in the Title Commitment (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing) and all exceptions noted in Exhibit 6.2.1 attached hereto; and
6.2.2 Such exceptions and matters as the Title Company shall be willing to omit as exceptions to coverage; and
6.2.3 All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and
6.2.4 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period; and
6.2.5     Real estate and property taxes to the extent no due and payable; and
6.2.6 Defects and exceptions which do not materially and adversely affect the condition of title to the Property and its use as of the Effective Date.
6.3 Liens to be Paid at Closing. The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
6.4 Property Taxes to be Paid at Closing. Unpaid liens for any and all taxes, charges and regular and special assessments shall not be objections to title, but shall be prorated between Seller and Purchaser as of the Closing Date, subject to the provisions for apportionment of taxes contained herein.
6.5 Franchise Taxes to be Paid at Closing. Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates.
6.6 Financing Statements to be Released at Closing. If on the Closing Date there are conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than six (6) years prior to such Closing, and such financing statements have not been extended by the filing of UCC-2 continuation statements within the past six (6) years prior to such Closing, such financing statements shall not be deemed to be an objection to title.
6.7 Title at Closing. Purchaser shall have up to and including the day which is ten (10) days following receipt of the Title Commitment to object to any exception tot title shown therein. Any matter not so objected to in writing within such time period shall be deemed waived by Purchaser. With regard to any exception to title properly objected to by Purchaser, Seller shall have until the end of the Feasibility Period to remove such title exception. In the absence of timely removal or timely express written waiver by Purchaser of such exception, this Purchase Contract shall automatically terminate, in which event the parties hereto shall have no further obligations to each other and Purchaser shall be entitled to a full refund of the Deposit.
6.8 No Additional Liens. Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding, and Seller may elect not to discharge the same.
6.9  No Objections to Permitted Encumbrances.    Anything to the contrary
     notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception or that has been waived or deemed to have been waived by Purchaser.
6.10 Survey. Purchaser at Purchaser's sole cost and expense, promptly shall cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey
     (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commisments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a legal description of the Property which may be used in the Deed; (vii) shall be certified to Purchaser, Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the Deed.
6.10.1 Objections. Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.
6.10.2 Costs. Purchaser agrees to make payment in full of all costs of obtaining the Survey on or before Closing or termination of this Purchase Contract.

                                   ARTICLE 7
                                    CLOSING

7.1  DATES, PLACES OF CLOSING, PRORATIONS, AND DELINQUENT RENT.
7.1.1 Place; Closing Date. The Closing shall take place in the offices of Escrow Agent at Escrow Agent's office in Tucson, Arizona, or such other place as the parties shall mutually agree upon on or before the Closing Date. Seller and Purchaser agree that either party may deliver documents by overnight air courier or other means so that such party need not be physically present at the Closing.
7.1.2. Prorations. At Closin, the Escrow Agent shall make appropriate prorations, credits, debits and adjustments in accordance Exhibit 7.1.3 as of the Closing Date, with Seller generally being entitled to or charged for, as the case may be, revenues and expenses relating to the Property attributable to the period up to the Closing Date (and further credited for any amounts paid by Seller attributable to the period on or after the Closing Date), and Purchaser being entitled to or responsible for, as the case may be, all of same attributable to the period on and after the Closing Date. The proration shall be final and unadjustable except as provided in the following paragraph, and the provisions of this Section
     7.1.2. shall apply during the Proration Period (as defined below).
7.1.3. Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until three (3) months after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have ot yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser shall pay Seller for rents and other receivables and revenues that have accrued, but are not yet due and payable, at Closing.
7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.
7.2.1 SELLER. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:
7.2.1.1   Deed.  A special warranty deed ("Deed") in the form attached as
     Exhibit 7.2.1.1 to Purchaser. The acceptance of the Deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.
7.2.1.2 Bill of Sale. A "Bill of Sale" without recourse or warranty in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property. Purchaser shall execute the Bill of Sale so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.3 Assignment An assignment and assumption agreement ("Assignment") in the form attached as Exhibit 7.2.1.3, transferring without recourse or warranty all of Seller's right, title and interest in and to the Miscellaneous Property Assets to Purchaser, subject to any consents of third parties required for transfer. Purchaser shall assume Seller's obligations thereunder.
7.2.1.4 Closing Statement. A closing settlement statement executed by Seller ("Closing Statement").
7.2.1.5 Seller's Title Affidavit. An affidavit in customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions relating to mechanics liens and parties in possession from the title insurance policy to be issued at Closing, provided that such affidavit does not subject Seller to any greater liability or impose any additional obligations on Seller, other than as set forth in this Purchase Contract.
7.2.1.6 Non-Foreign Certificate. A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
7.2.1.7 Certificate of Title. Certificate of titles transferring to Purchaser good title to all automobiles and trucks comprising the Fixtures and Tangible Personal Property.
7.2.1.8 Baggage. A list of all baggage checked or left in the care of Seller at 7:00 a.m. of the Closing Date.
7.2.1.9 Employee List. A list of all on-site employees of Seller as set forth in Section 7.5.
7.2.1.10 Delivery of Other Items. Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.
7.2.2 PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:
7.2.2.1 Purchase Price. The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amoiunt of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
7.2.2.2   Closing Statement.  The Closing Statement executed by Purchaser.
7.2.2.3   Bill of Sale.  An executed counterpart of the Bill of Sale.
7.2.2.4   Assignment. An executed counterpart of the Assignment.
7.2.2.5 Hart-Scott-Rodino Compliance. Written evidence of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.
7.2.2.6 Other Items. Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.
7.3 FRANCHISE AGREEMENT. Purchaser shall be solely responsible for obtaining any consents and payment of any fees relating to assignment of the Franchise Agreement to Purchaser at Closing and release of Seller from its obligations and liabilities under the Franchise Agreement, and Seller shall reasonably cooperate with Purchaser regarding such assignment. Release of Seller from any and all obligations and liabilities under the Franchise Agreement shall be a condition of Closing. Five (5) days prior to Closing, Purchaser shall give Seller written notice of whether Best Western Hotels has approved Purchaser's assumption of and Seller's release from the Franchise Agreement at Closing. If such consent has not been obtained, Seller shall terminate the Franchise Agreement as of Closing, and Purchaser may not use the license of, nor operate as, a "Best Western" hotel after Closing.
7.4 LIQUOR LICENSE. Purchaser shall be solely responsible for obtaining any consents and payment of any fees relating to transfer of the Liquor License to Purchaser at Closing, and Seller shall reasonably cooperate with Purchaser regarding such transfer.
7.5 TERMINATION OF EMPLOYEES. Seller shall terminate all employees of Seller operation,oromanagementhofwthe)Property effectiveiascofn7:00oa.m.tontthe
     Closing Date, and Seller shall be solely responsible for any amount payable to or in respect of any such employees and all other claims relating to such employees, including in each case any employees who are hired by Purchaser, and including without limitation all wages, salaries, gratuities and accrued benefits, accrued vacation and fringe benefits, health benefits and claims, severance obligations, taxes and all other liabilities associated with the employment of any employee to (but not including) the Closing Date. Purchaser shall have the right after the Effective Date to contact and interview current employees of Seller and to review all files in the possession of Seller relating to such employees. Purchaser intends to employ most, if not all, of those on-site salaried employees of Seller as well as the on-site hourly employees of Seller listed on a schedule thereof to be prepared by Seller and delivered to Purchaser on the Closing Date, all of whom will be released from the employ of Seller at (or prior to) Closing. Purchaser agrees to notify Seller prior to expiration of the Feasibility Period of any such listed employees to whom Purchaser does not intend to offer employment so that Seller may comply with any obligations pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN") or under the Consolidated Omnibus Budget Reconciliation Act of 1985, Pub. L. No. 99-272, 100 Stat. 82 ("COBRA"). Each party shall assume responsibilities required of such party under WARN or COBRA, and each party shall indemnify and hold the other party harmless for liability resulting from WARN or COBRA directly or indirectly resulting from the transactions contemplated by this Agreement or by a such party's actions. This Section 7.5 shall survive Closing and the delivery of the Deed and the other conveyance documents.
7.6 SAFE DEPOSIT BOXES. Seller shall, on or before the seventh (7th) day before the Closing Date, deliver written notices to any persons who have safe deposit boxes at the Property as of the Closing Date advising of the sale of the Property to Purchaser and requesting the removal and verificaiton of the contents on or prior to the Closing Date. Purchaser may have a representative on the Property during such removal of the contents of the safe deposit boxes and participating in the verification thereof.
7.7 ASSUMPTION OF LIABILITIES. Purchaser assumes any and all liability for the following items located on the Property as of the Closing Date: personal property of guests of the Property, the contents of safe deposit boxes and baggage.

                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.
8.1.1 Representations and Warranties. For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:
8.1.1.1 Seller is a lawfully and duly organized limited partnership, in good standing under the laws of the state of Arizona; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;
8.1.1.2 Seller owns fee title to the Property, subject only to the Permitted Exceptions;
8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and Tenants or as set forth in Exhibit 8.1.1.3.
8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property fully and completely to Purchaser at Closing, or to fulfill Seller's obligations hereunder, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;
8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;
8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property;
8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property; and
8.1.1.8 Seller discloses that the Seller has not yet provided certain information relating to Seller's acquisition of the Property and the Liquor License to the Arizona Department of Liquor Licenses and Control. Seller makes no representation or warranty as to the validity, status or transferability of the Liquor License.
8.1.1.9 Seller makes no representation or warranty as to the transferability of the Franchise Agreement.
8.1.2 As Is Purchase. Except for the representations and warranties expressly set forth above in Section 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information representationslor,warranties,sexpressoorrimplied,nmade byaormenforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by Tenants or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests, or Tenants. Purchaser agrees that the departure or removal, prior to Closing, of any such guests, occupants or Tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close the transaction described herein and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section 8.1.3 below.
8.1.3 Survival. Seller and Purchaser agree that those representations contained in Section 8.1.1 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in Section 8.1.1 that survives Closing must be commenced within one (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section 8.1.1 and Purchaser had knowledge of such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.
8.1.4 Definition of "Knowledge". Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term .Designated Representative. shall refer to James R. Green.
8.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and warrants to Sellerothetfollowingrasnof theeEffectivecDaterandpassoftthend Closing Date, and such representations and warranties shall survive
     Closing:
8.2.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of California.
8.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.
8.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.
8.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws,
     (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.
8.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's Conditions. Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1 Documents Delivered. All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;
9.1.2 Representations and Warranties. Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date;
9.1.3 Covenants. Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;
9.1.4 No Other Conditions. Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to close the transaction described herein except as expressly set forth above.
9.2 Seller's Conditions. Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close the transaction described herein shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.2.1 Representations and Warranties. Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
9.2.2 Covenants. Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.
9.2.3 Litigation. There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.
9.2.4 Hart-Scott-Rodino. Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                   ARTICLE 10
                                   BROKERAGE

10.1 Broker. Seller represents and warrants to Purchaser that it has dealt only with Insignia/ESQ Hotel Partners (Jack Carr), 1401 Dove Street, Suite 500, Newport Beach, California 92660, Phone: (949) 553-0808, Fax: (949) 553-0606
     ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the misrepresentations, acts or omissions of the indemnifying party.
10.2 Commission. Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

                                   ARTICLE 11
                                   POSSESSION

11.1 Possession. Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 Seller's Remedies. In the event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or Purchaser defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder,
     Section 5.3 above, andethefrighteofuSellerrto collectisuchtliquidatednder damages to the extent not theretofore paid by Purchaser.
12.2 Purchaser's Remedies. Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedies shall be to: (a) elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent); or (b) sue for specific performance of this Purchase Contract.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the Deed is recorded is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. Upon assignment to Purchaser of any insurance proceeds in respect of fire or other casualty occurring between the Effective Date and the Closing, Purchaser shall have no right to terminate this Purchase Contract on account thereof, but Seller shall assign to Purchaser its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option, in which case Seller may apply the insurance proceeds to the costs of restoration.

                                   ARTICLE 14
                                  RATIFICATION

14.1 Ratification. This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller on or before 5PM, May 14, 1999.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 Eminent Domain. In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving Notice within fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES. All exhibits and schedules annexed hereto are a part of this Purchase Contract for all purposes.
16.2 ASSIGNABILITY. This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided however that Purchaser may assign its interest in this Purchase Contract to any entity controlled by or under common control with Purchaser pursuant to a written assumption agreement, signed by the assignor and the assignee and pursuant to which the named Purchaser shall remain liable jointly and severally with such assignee as Purchaser for all obligations of Purchaser under this Purchase Contract.
16.3 BINDING EFFECT. This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permited assigns.
16.4 CAPTIONS. The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5 NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6 NOTICES. All notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

                If to Seller:                  If to Purchaser:

                DBL Airport Valley Limited     Pacifica Companies
                Partnership                    1785 Hancock Street, Suite 100
                c/o Clarion Hotel              San Diego, CA  92110
                6801 S. Tucson Blvd.           Attn:  Deepak Israni
                Tucson, AZ  85706              Phone:  (618) 296-9000
                Attn:  Mr. James R. Green      Fax:  (619) 296-9090
                Phone: (520) 746-3932
                Fax:  (520) 889-9934

                and                            with a copy to:

                Argent Real Estate             Thomas P. Sayer, Jr., Esq.
                Attention:  David Marquette    9974 Scripps Ranch Blvd., #284
                1401 Brickell Avenue, Suite    San Diego, CA  92131
                520                            Phone:  (618) 296-9000
                Phone: (305) 374-3052          Fax:  (619) 296-9090
                Fax: (305) 371-6898

                with a copy to:

                Richard A. Cohn, Esquire
                Bryan Cave LLP
                700 Thirteenth Street, N.W.
                Washington, D.C.  20005-3960
                Phone:  (202) 508-6000
                Fax:  (202) 508-6200
                                               In each case with a copy to:

                with a copy to:                Fidelity National Title
                                               Insurance Company
                Margaret E. Koppen, Esquire    National Title Services
                Bryan Cave LLP                 Bank of America Center
                2 N. Central Ave., Suite 2200  700 Louisiana, Suite 2600,
                Phoenix, AZ  85004             Houston, TX  77002
                Phone:  (602) 364-7492         Attn:  Ms. Lolly Avant, Vice
                Fax:  (602) 364-7070           President, National Closing
                                               Specialist
                                               Phone:  (800) 879-1677
                                               Fax:  (713) 225-2726

     Any of the parties may designate a change of address by Notice to the other parties. Whenever in this Purchase Contract the giving of Notice is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7 GOVERNING LAW AND VENUE. The laws of the State of Arizona shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
16.8 ENTIRETY AND AMENDMENTS. This Purchase Contract embodies the entire agreement between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.9 SEVERABILITY. If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract.
     In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.10 MULTIPLE COUNTERPARTS. This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.11 FURTHER ACTS. In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contempleted hereby.
16.12 CONSTRUCTION. No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, have fully participated in the negotiation of this instrument.
16.13 CONFIDENTIALITY. Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or
     (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.14 TIME OF THE ESSENCE. It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15 CUMULATIVE REMEDIES AND WAIVER. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and expedient.beNoxwaiver, amendment,trelease,noramodificationaofbthisePurchase
     Contract shall be established by conduct, custom, or course of dealing.
16.16 LITIGATION EXPENSES. In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
16.17 TIME PERIODS. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.18 EXCHANGE. At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a "like kind exchange" under Internal Revenue Code Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.
16.19 CLOSING OF CLARION HOTEL. This Purchase Contract and Seller's obligations hereunder shall not be subject to any condition that simultaneous with the Closing, Seller and Purchaser shall close under a different purchase agreement relating to purchase by Purchaser of a Clarion Hotel located in Tucson, Arizona.
16.20 BULK SALES. Purchaser and Seller hereby agree that Seller shall have no responsibility for and shall take no action relating to compliance with transactionslcontemplatednbyathiscPurchaseiContract.wiPurchasertshallhe indemnify and hold Seller harmless from and against any and all claims relating to any failure to comply with the "bulk sales law" of any applicable jurisdiction with respect to the sale and transfer of the Property.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

Seller:   DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership

By: DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, Its General Partner

By:  DBL PROPERTIES CORPORATION, a New York corporation, Its General Partner

     By:
     Printed:
     Title:


Purchaser:     PACIFICA COMPANIES, a California corporation


By:
     Ashok Israni, President


EXHIBITS:
Exhibit 1.1.4       Commercial Leases
Exhibit 1.1.9       Legal Description of Land
Exhibit 1.1.15      Excluded Permits
Exhibit 1.1.17      Excluded Fixtures and Tangible Personal Property
Exhibit 1.1.24      Property Contracts
Exhibit 3.1.1       Escrow instructions
Exhibit 6.2.1       Title Commitment Exceptions
Exhibit 7.1.3       Prorations
Exhibit 7.2.1.1     Special Warranty Deed
Exhibit 7.2.1.2     Bill of Sale
Exhibit 7.2.1.3     Assignment and Assumption Agreement
Exhibit 8.1.1.3     Adverse or Other Parties in Possession


                                 EXHIBIT 7.1.3

                                   PRORATIONS


     The following items shall be prorated between Seller and Purchaser as of the Closing Date. Where appropriate, such adjustments shall be made on the basis of actual days elapsed over the relevant billing period, unless otherwise provided:

     (a) Fuel, electricity, water, sewer, gas, electric, telephone and other utility charges and rents (except such metered utility charges which Seller shall cause to be read on the Closing Date and billed to Seller). All utility deposits shall be transferred to Purchaser, and an adjustment shall be made to the Purchase Price for such deposits.

     (b) Prepaid guest room deposits and all other deposits for advance bookings, reservations, banquets, meals, parties, meetings, functions or services.

     (c) Rents; deposits; amounts prepaid, accrued but unpaid, past due and/or delinquent under the Contracts; equipment leases and/or conditional sale contracts assumed by Purchaser (if any).

     (d) Security deposits (the full amount thereof, if any), and rent under the Commercial Leases.

     (e) Guest room revenues representing the sale of products and/or the delivery of services to customers for the period of time at or prior to 7:00 a.m. on the Closing Date (but only as to products sold and delivered or services fully delivered and completed prior to such time) shall belong to Seller; and guest room revenues representing the sale of products and/or the delivery of services to customers for the period of time from and after 7:00 a.m. on the Closing Date shall belong to Purchaser. At 7:00 a.m. on the Closing Date, Seller shall cease to record on its books and records all guest room transactions for guests then on the premises.

     (f) Restaurant, gift shop, tennis shop, floral shop, public room and like revenues for products and/or services fully delivered or provided to customers at or prior to 7:00 a.m. on the Closing Date shall belong to Seller; and such revenues for products and/or services delivered or provided to customers from and after 7:00 a.m. on the Closing Date or with respect to products and/or services delivered or completed after 7:00 a.m. on the Closing Date shall belong to Purchaser. At 7:00 a.m. on the Closing Date, Seller shall cease to record all such transactions on its books and records.

     (g) General property taxes, special taxes, special assessments and personal property taxes payable, arising or accruing through the Closing Date.

     (h) Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the Closing Date based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year.

                                      ***
                                 EXHIBIT 1.1.4

                               Commercial Leases



                                      None

                                 EXHIBIT 1.1.15

                                Excluded Permits


                                      None

                                 EXHIBIT 1.1.17

                Excluded Fixtures and Tangible Personal Property


                                      None

                                 EXHIBIT 1.1.24
                                 (BEST WESTERN)

1. Hotel/Motel Bulk Rate Agreement,tdatedtJunes8, 1998, by and between ROBIN CABLE SYSTEMS OF TUCSON, an Arizona limited partnership, d/b/a TCI of Green Valley and Seller.

2. Warranty and Service Agreement, undated, by and between MIS ASSOCIATES, INC., a Georgia corporation and Seller.

3. Agreement for Vending Services, dated November 28, 1995, by and between TUCSON TOM'S and Seller.

4. Agreement (re: postal meter rental), dated May 12, 1998, by and between NEOPOST LEASING/NEOPOST and Seller.

5. Addendum to Specific Service (Logo) Sign Lease (Extension of Lease Term), dated December 8, 1995, by and between ARIZONA LOGO SIGN GROUP and Seller.

6. Lease Agreement (re: copy machine), dated January 24, 1996, by and between SHARP ELECTRONICS CREDIT COMPANY and Seller.

7. Best Western International Membership Application and Agreement, dated February 28, 1995. [SEE "BYLAWS" AND "RULES AND REGULATIONS" FOR ASSIGNMENT PROVISIONS, TERMINABLE AT ANY TIME (Section14)]


                                 EXHIBIT 3.1.1
                              ESCROW INSTRUCTIONS


SELLER AND BUYER:

     1. Will deposit with Escrow Agent all documents necessary to complete the sale as established by the terms of these instructions and authorize Escrow Agent to deliver or record said documents as required herein.

     2. Direct that all money payable be paid to Escrow Agent unless otherwise specified.

     3. Authorize Escrow Agent to act upon any statement furnished by a lien holder or his agent, without liability or responsibility for the accuracy of such statement.

     4. Authorize Escrow Agent to pay from available funds held by it for said purpose amounts necessary to procure documents and to pay charges and obligations necessary to consummate this transaction.

     5. Direct that the disbursement of any funds shall be made by check of Escrow Agent.

     6. Direct that when these instructions and all title requirements have been complied with, Escrow Agent shall deliver, by recording in the appropriate public office, all necessary documents, disburse all funds and issue the title insurance policy.

     7. Shall indemnify and save harmless Escrow Agent against all costs, damages, attorney's fees, expenses and liabilities which it may incur or sustain in connection with these instructions, any interpleader action, or any servicing account arising herefrom (except for any wrongful acts or negligence on the part of Escrow Agent) and will pay the same on demand.


SELLER AND BUYER AGREE:

     8. Escrow Agent has the right to resign upon written ten-day notice, if such right is exercised, all funds and documents shall be returned to the party who deposited them.

     9. Escrow Agent shall not accept payments under a cancellation notice, unless in cash, certified or cashier's check or money order.

     10. Should Escrow Agent be closed on any day of compliance with these instructions, the requirement may be met on the next succeeding day Escrow Agent is open for business.

     11. Time is of the essence of any agreement to pay or perform hereunder which agreement shall remain unpaid or unperformed as of close of escrow. No payment of Buyer of such amounts shall be received or receipted for by Escrow Agent unless all amounts due as of the date of compliance are paid unless and until written authority therefor has been delivered to Escrow Agent by the payee of said amount.

     12. Escrow Agent may at any time, at its discretion, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.

     13. It is fully understood that Fidelity National Title serves as an escrow agent only in connection with these instructions and cannot give legal advice to any party hereto.

     14. The title insurance provided for, unless otherwise specified, shall be evidenced by the standard form of title insurance policies on file with the Insurance Director of the State of Arizona subject to exceptions shown in the commitment for title insurance and title insurance policy issued.


                                      ***


                                EXHIBIT 7.2.1.1
                             SPECIAL WARRANTY DEED



WHEN RECORDED RETURN TO:

Margaret E. Koppen, Esq.
Bryan Cave LLP
2 North Central Avenue, 22nd Floor
Phoenix, AZ  85004


                             SPECIAL WARRANTY DEED


          DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership ("Grantor"), for valuable consideration paid to Grantor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby convey to PACIFICA COMPANIES, a California corporation ("Grantee"), its successors and assigns forever, all Grantor's interest in the property, together with all Grantor's interest, if any, in any improvements and fixtures located thereon, and all rights and appurtenances pertaining thereto (collectively, the "Property") legally described on Exhibit A attached hereto and made a part hereof.

            Subject to existing taxes, assessments, liens, encumbrances, covenants, conditions, restrictions, rights of way, reservations in patents, easements, all other matters of record, and such matters as an accurate survey or visual inspection of the Property would disclose.

          Grantor warrants to Grantee that Grantor will defend title to the Property against the acts of Grantor and none other subject to the matters stated herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



          IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed this ____ day of __________, 1999.


GRANTOR:

DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership

By: DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, Its General Partner

By:  DBL PROPERTIES CORPORATION, a New York corporation, Its General Partner

     By:
     Printed:
     Title:


STATE OF ______________       )
                              ) ss.
County of _____________       )

     The foregoing instrument was acknowledged before me this ____ day of __________, 1999, by _______________, the _______________ of DBL PROPERTIES
CORPORATION, a New York corporation, the general partner of DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, the general partner of DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership, on behalf of the partnership.
                           Notary_Public______________________
My Commission Expires:
______________________


                                EXHIBIT 7.2.1.2
                                 BILL OF SALE

                                 BILL OF SALE

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership ("Seller"), hereby assigns, transfers, grants, bargains, sells, conveys and delivers unto PACIFICA COMPANIES, a California corporation ("Purchaser"), all of its right, title and interest in and to any personal property owned by Seller and located on the real property described on Exhibit A attached hereto and incorporated herein by this reference (the "Personal Property"), without representation, warranty or recourse of any kind;

TO HAVE AND TO HOLD forever the Personal Property, together with all rights and appurtenances related thereto;

     DATED this ______ day of ____________, 1999.


SELLER:

GRANTOR:

DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership

By: DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, Its General Partner

By:  DBL PROPERTIES CORPORATION, a New York corporation, Its General Partner

     By:
     Printed:
     Title:

BUYER:

PACIFIC COMPANIES, a California corporation


By:__________________________________
Its:__________________________________


                                EXHIBIT 7.2.1.3
                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT("Agreement") is made as of the ________ day of _______________, 1999, by and among DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership ("Assignor") and PACIFICA COMPANIES, a California corporation ("Assignee").


                                   RECITALS:

     A. Assignor is selling to Assignee certain real and personal property known as the Clarion Hotel, Tucson Airport, legally described on Exhibit A attached hereto (the "Property").

     B. Assignor is the owner of certain contract rights and other items of intangible personal property relating to the ownership or operation of the Property owned by Seller defined in that certain Purchase and Sale Contract, dated ___________, 1999 ("Purchase and Sale Contract"), by and between Assignor and Assignee as the ("Miscellaneous Property Assets"). The term "Miscellaneous Property Assets" shall have the same meaning herein as in the Purchase And Sale Contract.

     B. Assignor desires to assign to Assignee its rights, title and interest in the Miscellaneous Property Assets.

     C. Assignee wishes to assume the Miscellaneous Property Assets and accept the assignment from Assignor subject to the terms and conditions set forth herein.


                                  AGREEMENTS:

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and payment of other valuable consideration, Assignor and Assignee agree as follows:

     1. Assignment. Assignor hereby assigns to Assignee all its rights, title and interest in the Miscellaneous Property Assets, and Assignee hereby assumes any and all obligations relating to the Miscellaneous Property Assets and accepts such assignment.

     2. Performance by Assignee. By accepting this Assignment, Assignee hereby assumes and agrees to perform all obligations of the Assignor under the Miscellaneous Property Assets as may accrue form and after the date of this Agreement. Assignee hereby agrees to indemnify, defend, protect and hold harmless Assignor from and against all losses, damages, claims, liabilities, judgments and costs (including attorneys' fees) which Assignor may incur or sustain by reason of any failure of Assignee to perform the obligations assumed herein.

     3. Purchase Agreement. This Agreement is executed and delivered by the parties hereto in accordance with the Purchase and Sale Contract.

     4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     5. Counterparts. This Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the signatory parties. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one legally effective document.

     IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

ASSIGNOR:

DBL AIRPORT VALLEY LIMITED PARTNERSHIP, an Arizona limited partnership

By: DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES III, a New York limited partnership, Its General Partner

By:  DBL PROPERTIES CORPORATION, a New York corporation, Its General Partner

     By:
     Printed:
     Title:

ASSIGNEE:

                              PACIFICA COMPANIES, a California corporation


                              By:__________________________________
                              Its:___________________________________


                                EXHIBIT 8.1.1.3

                     Adverse or Other Parties in Possession


                                     None.